                                                                     Exhibit 8.1



                            CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS  02109-2891
                           TELEPHONE (617) 248-5000
                           FACSIMILE (617) 248-4000
                                TELEX 49615860

                               September 4, 1998



Fountain View, Inc.
11900 W. Olympic Boulevard
Suite 680
Los Angeles, California 90064

          RE:  Fountain View, Inc.
               Senior Subordinated Notes Due 2008
               ----------------------------------

Ladies and Gentlemen :

     You have requested our opinion regarding the discussion of the material United States federal income tax considerations under the heading "Material Federal Income Tax Consequences" in the Prospectus (the "Prospectus") included in the Registration Statement on Form S-4, File No. 333-57279, originally filed by Fountain View, Inc., a Delaware corporation (the "Company") on June 19, 1998 (as amended, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus relates to the offer made by the Company to exchange an aggregate amount at maturity of up to $120,000,000 of the 11 1/4% Senior Subordinated Notes Due 2008 of the Company (the "Exchange Notes") for a like principal amount of the Company's issued and outstanding 11 1/4% Senior Subordinated Notes Due 2008, previously sold pursuant to Rule 144A (the "Outstanding Notes"). This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Unless otherwise defined herein, capitalized terms used in this opinion shall have the meaning set forth in the Registration Statement.

     Our opinion is premised upon the accuracy of all factual statements made in the Exchange Offer and the underlying documents cited therein, and upon the completion of the transaction in the manner contemplated in the Exchange Offer. In addition, our opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (including proposed regulations) promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), and judicial decisions, all as of the date
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Fountain View, Inc.
September 4, 1998
Page 2


thereof and all of which are subject to change at any time, possibly with retroactive effect. Any change in the facts or law upon which we rely could change our conclusion and render our opinion inapplicable.

     We have examined the Registration Statement and have made such other factual and legal investigations as we considered necessary or appropriate for the purpose of this opinion. In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of our documents, corporate records and other instruments as we have deemed necessary for the purpose of rendering the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, and subject to the discussion and limitations set forth under the heading "Material Federal Income Tax Consequences" in the Prospectus, it is our opinion that the statements made under the heading "Material Federal Income Tax Consequences" in the Prospectus represent the material federal income tax consequences of the exchange of the Outstanding Notes for the Exchange Notes and of the purchase at original issue, ownership and disposition of the Exchange Notes. We hereby confirm our opinion as set forth in the Prospectus.

     This opinion is based on the relevant law in effect (or, in the case of proposed regulations, proposed) and the relevant facts that exist as of the date hereof. We have no obligation to advise the Company or any other person of changes of law or fact that occur after the date hereof. This opinion represents our best legal judgment but has no binding effect on the IRS. Accordingly, there can be no assurance that the IRS will not successfully challenge our opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We do not consent to any reference to this opinion letter in any other document. We express no opinion with respect to the merits of an investment in the Company or participation in the Exchange offer.


                                                 Very truly yours,

                                                 /s/ CHOATE, HALL & STEWART